Exhibit 31.1

CERTIFICATIONS

I, Frederick C. Peters II, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Bryn Mawr Bank Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 20, 2013	/S/ FREDERICK C. PETERS II
Frederick C. Peters II, Chief Executive Officer